Exhibit 1.2

EXECUTION COPY

WARRANT AGREEMENT

BETWEEN

MINES MANAGEMENT, INC.,

COMPUTERSHARE SHAREHOLDER SERVICES, INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A.

DATED APRIL 16, 2007

This Agreement, dated as of April 16, 2007, is between Mines Management, Inc., an Idaho corporation (the “Company”), Computershare Shareholder Services, Inc., a Delaware corporation and its fully owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”).

The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell to public investors (the “Offering”) 6,000,000 units (the “Units”), each Unit consisting of one share of Common Stock, US$.001 par value per share (“Common Stock”) and one-half of a common stock purchase warrant (each a “Warrant”).  Each whole Warrant is exercisable to purchase one share of Common Stock upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement.  The Company also proposes to grant to the Underwriters an option to purchase 900,000 additional Units to cover over-allotments, if any.

The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Warrants to be issued under this Agreement (the “Warrant Certificates”) and the exercise of the Warrants;

The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof (“Warrantholders”) and to set forth the respective rights and obligations of the Company and the Warrant Agent.  Each Warrantholder is an intended beneficiary of this Agreement with respect to the rights of Warrantholders herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.  Appointment of Warrant Agent; Appointment by Warrant Agent of Co-Transfer Agent

The Company appoints the Warrant Agent to act as agent for the Company in accordance with the instructions in this Agreement and the Warrant Agent accepts such appointment.

The Warrant Agent undertakes to appoint Computershare Investor Services Inc. of Toronto, Ontario, Canada as Co-Transfer Agent for the Warrants.

SECTION 2.  Date, Denomination and Execution of Warrant Certificates

The “Warrant Certificates” (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially of the tenor and purport recited in EXHIBIT A, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Common Stock or the Warrants may be listed or any automated quotation system, or to conform to usage.  Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase, on or after the date on which the Warrants begin trading on the Toronto Stock Exchange (the “Initial Exercise Date”), and on or before the close of business on April 19, 2012 (the “Expiration Date”), one fully paid and non-assessable share of Common Stock for each whole Warrant evidenced by such Warrant Certificate for US$5.75 (the “Exercise Price”).  The Exercise Price is subject to adjustments as provided in Section 6 hereof and use of the term Exercise Price herein shall be deemed to mean the Exercise Price on the date hereof as may be adjusted from time to time in accordance with Section 6 hereof.  Each Warrant Certificate issued at the closing of the Offering shall be dated the date hereof; each other Warrant Certificate shall be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date.

For purposes of this Agreement, the term “close of business” on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., Eastern time, on the next succeeding business day.  For purposes of this Agreement, the term “business day” shall mean any day other than a Saturday, Sunday, or a day on which The Toronto Stock Exchange (or banking institutions in the state in which the Warrant Agent maintains the principal office in which it conducts business related to the Warrants) are authorized or obligated by law to be closed.

Each Warrant Certificate shall be executed on behalf of the Company by its President or a Vice President, and by its Treasurer or an Assistant Treasurer, or its Secretary or an Assistant Secretary, either manually or by facsimile signature printed thereon, and have affixed thereto the Company’s seal or a facsimile thereof.  In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such

Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.  Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of the Agreement.

Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrantholder any Warrant Certificate which is properly issued.

SECTION 3.  Subsequent Issue of Warrant Certificates

Subsequent to their original issuance, no Warrant Certificates shall be reissued except: (i) Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof; (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 4 hereof; (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof; (iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 7 hereof; and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 21 hereof.  The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 4, 5, 7 and 21, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.

SECTION 4.  Transfers and Exchanges of Warrant Certificates

The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued hereunder.  Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the kind and number of Warrants evidenced by each such Warrant Certificate.

The Warrant Agent shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program, such as STAMP, SEMP or MSP, to the Warrant Agent at its offices located in Golden, Colorado at any time on or before the Expiration Date of such Warrant, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax.  Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

Upon receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; provided, however, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same kind and number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date.  The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

SECTION 5.  Mutilated, Destroyed, Lost or Stolen Warrant Certificates

Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, and in the case of loss, theft or destruction, an Open Penalty Surety Bond reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor for the same kind and number of Warrants.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

SECTION 6.  Adjustments of Number and Kind of Shares Purchasable and Exercise Price

The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

A.            In case the Company shall (1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock or of rights to subscribe for additional shares of capital stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares or (3) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock issuable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event.  Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date of such stock dividend or distribution and, in the case of a subdivision or combination, be made as of the effective date of such subdivision or combination.  If, as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall, subject to any applicable regulatory approval, determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock (which determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent).

B.            If and whenever at any time from the date hereof and prior to the Expiration Date, the Company fixes a record date for the distribution to all or substantially all of the holders of Common Stock of rights, options or warrants entitling them for a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase Common Stock, or securities exchangeable for or convertible into Common Stock, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the Current Market Price for the Common Stock on such record date (any of such events being called a “Rights Offering”), then the Exercise Price shall be adjusted effective immediately after such record date for the Rights Offering by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i) the numerator of which shall be:

(A) the total number of shares of Common Stock outstanding on such record date; plus

(B) the number of shares of Common Stock equal to the number arrived at by dividing:

(1) an amount equal to the aggregate consideration payable on the exercise of all of the rights, warrants and options under the Rights Offering plus the aggregate consideration, if any, payable on the exchange or conversion of the exchangeable or convertible securities issued upon exercise of such rights, warrants or options (assuming the exercise of all rights, warrants and options under the Rights Offering and assuming the exchange or conversion of all exchangeable or convertible securities issued upon exercise of such rights, warrants and options); by

(2) the Current Market Price of the Common Stock as of the record date for the Rights Offering, and

(ii) the denominator of which shall be the total number of shares of Common Stock outstanding on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable).

The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exercise Price until further adjusted in accordance with this Section 6 (provided, however, that no adjustment shall be made if the cumulative effect of such adjustment or adjustments would change the Exercise Price by less than one percent, in which case such adjustment shall be carried forward and taken into account in a subsequent adjustment.) Any Common Stock owned by or held for the account of the Company or any of its subsidiaries or a partnership in which the Company is directly or indirectly a party will be deemed not to be outstanding for the purpose of any computation. If, at the date of expiration of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Exercise Price shall be readjusted effective immediately after the date of expiration of the rights to the Exercise Price which would have been in effect on the date of expiration of the rights based on the rights, options or warrants actually exercised. If at the date of expiration of the rights of exchange or conversion of any securities issued pursuant to the Rights Offering, less than all of such securities have been exchanged or converted into Common Stock, then the Exercise Price shall be readjusted effective immediately after the date of expiration of the rights to the Exercise Price which would have been in effect on the date of expiration of the rights based on the exchangeable or convertible securities actually exchanged for or converted into Common Stock.

C.            In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection A. above), any Warrantholder, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which such holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that such holder would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 6 with respect to the rights and interests after such time of the Warrantholders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 6 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, after such time in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

D.            Whenever the number of shares of Common Stock or other securities issuable upon exercise of a Warrant is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by its Chief Executive Officer or its President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 6, and setting forth a brief statement of the facts accounting for such adjustments.  Within 20 business days after receipt of such certificate, the Company, or the Warrant Agent at the Company’s request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrants; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 6; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 12 hereof.

E.             In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation or merger by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation or merger.  Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section.  The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation or merger, or of any adjustment to be made with respect thereto, but subject to the provisions of Section 20 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

F.             Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Warrant Agreement.

G.            The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Audit Committee of the Board of Directors of the Company, and not disapproved by the Warrant Agent, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

H.            For the purpose of this Section, the term “Common Stock” shall mean: (i) the Common Stock; or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares.

I.              Whenever any provision of this Agreement requires a determination of the Current Market Price of the Common Stock, such price shall be the average of the last trade price of the Common Stock on the American Stock Exchange for the 20 consecutive trading days immediately preceding the date of determination.

SECTION 7.  Exercise of Warrants

The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole at any time or in part from time to time at or prior to the close of business on the Expiration Date relating to such Warrant, subject to the provisions of Section 9, at which time the Warrant Certificates shall be and become wholly void and of no value.  Warrants may be exercised by their holders as follows:

A.            Exercise of Warrants shall be accomplished upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Warrant Agent at its stock transfer office located in Golden, Colorado, together with payment in lawful currency of the United States to the Company of the Exercise Price (as of the date of such surrender) of the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise.  Payment of the Exercise Price and other amounts may be made by wire transfer of good funds, or by certified or bank cashier’s check, payable in lawful money of the United States of America to the order of the Company.  No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant.  Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank.  All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds.  Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

B.            Upon receipt of a Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, accompanied by payment of the Exercise Price of the Warrants being exercised (and of an amount equal to any applicable taxes or government charges as aforesaid), the Warrant Agent shall promptly request from the Transfer Agent with respect to the securities to be issued and deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash made available by the Company pursuant to Section 8 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise.  If the Warrant is then exercisable to purchase property other than securities, the Warrant Agent shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of such Warrant Certificate.  In addition, if it is required by law and upon instruction by the Company, the Warrant Agent will deliver to each Warrantholder a prospectus which complies with the provisions of Section 10 of the Securities Act of 1933, as amended, and the Company agrees to supply Warrant Agent with a sufficient number of prospectuses to effectuate that purpose.

C.            In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

D.            All Warrant Certificates surrendered upon exercise of the Warrants shall be cancelled.

E.             Expenses incurred by Computershare Shareholder Services, Inc., acting in the capacity as Warrant Agent, will be paid by the Company.  These expenses, including delivery of share certificates to the shareholder following exercise, will be deducted from the exercise fee submitted prior to the distribution of funds to the Company.  A detailed accounting statement relating to the number of shares exercised, names of registered Warrantholder(s) and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

F.             Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date relating to such Warrant) and the Warrant Agent shall be under no duty to deliver the certificate for such shares until such date.

SECTION 8.  Fractional Interests

The Company shall not issue any Warrant Certificate evidencing a fraction of a Warrant, nor shall the Company issue any fractional share of securities upon exercise of a Warrant.  By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive any fractional share of securities upon exercise of a Warrant.  In lieu of fractional interest in a share of Common Stock created upon exercise of a Warrant, a holder shall receive an amount of cash in U.S. dollars equal to the fraction times the closing price of the Common Stock on the date of exercise on the American Stock Exchange or other exchange or market on which the Common Stock principally trades.

SECTION 9.  Reservation of Equity Securities

The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, solely for the purpose of issue upon exercise of the Warrants, such number of shares of equity securities of the Company as shall then be issuable upon the exercise of all outstanding Warrants (“Equity Securities”).  The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, charges and security interests with respect to the issue thereof.

The Company covenants that so long as any Warrants remain outstanding and the shares of Common Stock underlying such Warrants require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon exercise of Warrants, the Company shall use its best efforts to cause such shares of Common Stock to be duly registered, or approved, as the case may be, and take all such action in anticipation of and prior to the exercise of the Warrants, including, without limitation, filing any and all post-effective amendments to the Company’s registration statement on Form S-3 (Registration No. 333-134992), or filing a new registration statement (any such registration statement, a “Registration Statement”), such that holders that exercise Warrants will receive shares of Common Stock that are not “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.  Notwithstanding the foregoing,

(A) the Company may suspend the availability of a Registration Statement upon written notice to the Warrant Agent and the Warrantholders (which notice shall be accompanied by an instruction to suspend the use of any related prospectus) if (1) an event occurs and is continuing that, in the Company’s good faith judgment, would require the Company to make changes in the Registration Statement or the related prospectus in order that the Registration Statement or the related prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the related prospectus, in light of the circumstances under which they were made) not misleading; and (2) the Company reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Company (and its subsidiaries, if any, taken as a whole) (a “Material Event Suspension Period”); and

(B)  the Company may suspend the exercise of the Warrants if the Registration Statement ceases to be effective or the SEC has not declared effective a newly filed Registration Statement (an “SEC Suspension Period” and, together with a “Material Event Suspension Period”, “Suspension Periods”),

provided, that any such Suspension Period shall not exceed thirty (30) consecutive days in any 90-day period and shall not exceed sixty (60) days, in the aggregate, in any 365-day period.

Upon the occurrence of any Suspension Period, and while such Suspension Period continues, any Warrantholder may require the Company to redeem Warrants submitted to the Warrant Agent for exercise for an amount per Warrant equal to the difference between (A) the per share closing price of the Common Stock on the American Stock Exchange (or if the Common Stock is not then listed on the American Stock Exchange, such other trading market on which such securities are then listed for trading) on the date such Warrants are submitted to the Warrant Agent (and if such date is not a trading date, the immediately preceding trading date) and (B) the Exercise Price (the “Redemption Price”); in the event of such redemption, the Company will pay to each such Warrantholder the Redemption Price in cash within 10 business days after receipt by the Company of notice from the Warrant Agent that such Warrantholder’s Warrants have been submitted for exercise.

Notwithstanding anything to the contrary contained in this Agreement, if any Suspension Period continues past the Expiration Date, all outstanding Warrants shall continue to be exercisable for a period commencing at the time of the termination of such Suspension Period and ending at 5:00 p.m., Pacific Time, on the tenth Business Day immediately following the expiration of such Suspension Period.

SECTION 10.  Reduction of Exercise Price Below Par Value

Before taking any action that would cause an adjustment pursuant to Section 6 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

SECTION 11.  Payment of Taxes

The Company covenants and agrees that it will pay when due and payable any and all federal and state documentary, stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or of any shares of Common Stock or other securities upon the exercise of Warrants.  The Company shall not, however, be required (i) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered for purchase or (ii) to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of any Warrant Certificate until any such tax shall have been paid, all such tax being payable by the holder of such Warrant Certificate at the time of surrender of the Warrant Certificate.

SECTION 12.  Inspection of Warrant Agreement

The Warrant Agent shall keep copies of this Agreement available for inspection by Warrantholders during normal business hours at its stock transfer office.  Copies of this Agreement may be obtained upon written request addressed to the Warrant Agent at its stock transfer office located in Golden, Colorado.

SECTION 13.  Warrantholder Not Deemed a Stockholder

No Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrantholder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders, or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt of the Exercise Price and any other amounts payable upon such exercise by the Warrant Agent.

SECTION 14.  Right of Action

All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

SECTION 15.  Agreement of Holders of Warrant Certificates

Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

A.            the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

B.            the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 16.  Cancellation of Warrant Certificates

In the event that the Company shall purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificate or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired.  The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange.  Warrant Certificates so canceled shall be retained by the Warrant Agent or disposed of in accordance with its customary business practices relating to such matters; provided that the Warrant Agent shall give the Company notice prior to its disposition or destruction of the Warrant Certificates.

SECTION 17.  Concerning the Warrant Agent

The Company agrees to pay to the Warrant Agent from time to time, upon receipt of a written demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses, including counsel fees, and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Warrant Agent agrees to use its best efforts to submit in advance a written estimate of any costs in excess of US$2,500 that it expects to incur in the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

SECTION 18.  Merger or Consolidation or Change of Name of Warrant Agent

Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 20 hereof.  In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

SECTION 19.  Duties of Warrant Agent

The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

A.            The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; provided, however, that the Warrant Agent shall have exercised reasonable care in the selection of such counsel.  Fees and expenses of such counsel, to the extent reasonable, shall be paid by the Company, and subject to the provisions of Section 17 hereof.

B.            Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a President or a Vice President or the Secretary or Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

C.            The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

D.            The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

E.             The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any change in the number of shares of Common Stock for which a Warrant is exercisable required under the provisions of Section 6 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable.

F.             The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred.  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.

G.            The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

H.            The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from a President or a Vice President or the Secretary or the Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent’s duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

I.              The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

J.             The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys, agents and employees.

K.            The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

L.             The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof.  The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, bad faith or willful conduct.

SECTION 20.  Change of Warrant Agent

The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ prior notice in writing mailed, by registered or certified mail, to the Company.  The Company may remove the Warrant Agent or any successor warrant agent upon 30 days’ prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail.  If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant

Agent and shall, within 30 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after discharging the Warrant Agent, then any Warrantholder may apply to the District Court for Denver County, Colorado, for the appointment of a successor to the Warrant Agent.  Pending appointment of a successor to the Warrant Agent, either by the Company or such court, the duties of the Warrant Agent shall be carried out by the Company.  Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a bank or a trust company, in good standing, having at the time of it’s appointment as Warrant Agent a combined capital and surplus of at least US$50,000,000.  After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

SECTION 21.  Issuance of New Warrant Certificates

Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

SECTION 22.  Notices

Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by facsimile, first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Mines Management, Inc.
905 W. Riverside Avenue, Suite 311
Spokane, WA  99201
Attention: President

Facsimile: (509) 838-0486

Subject to the provisions of Section 20, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by facsimile, first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

Computershare Trust Company, N.A.
350 Indiana Street, Suite 800
Golden, Colorado 80401
Attn: Corporate Actions

Facsimile: (303) 262-0606

Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent.

SECTION 23.  Modification of Agreement

The Warrant Agent may, without the consent or concurrence of the Warrantholders, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that the Warrant Agent shall have been advised by counsel (who may be counsel for the Company) are necessary or desirable to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or to make any other provisions in regard to matters or questions arising hereunder and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interests of the Warrantholders.  As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by the first sentence of this Section.

SECTION 24.  Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 25.  Colorado Contract

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

SECTION 26.  Termination

This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 9 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the tenth business day following the expiration of such suspension.  The provisions of Section 19 shall survive such termination.

SECTION 27.  Benefits of this Agreement

Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and their respective successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Warrant Certificates.

SECTION 28.  Descriptive Headings

The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 29.  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

(Remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

MINES MANAGEMENT, INC.

By:	/s/ James H. Moore
Name: James H. Moore
Title: Chief Financial Officer

COMPUTERSHARE SHAREHOLDER SERVICES, INC.

By:	/s/ Kellie Gwinn
Name: Kellie Gwinn
Title: Vice President

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Kellie Gwinn
Name: Kellie Gwinn
Title: Vice President

EXHIBIT A

VOID AFTER 5 P.M. EASTERN TIME ON APRIL 19, 2012

WARRANTS TO PURCHASE COMMON STOCK

No. W-	Warrants

CUSIP

MINES MANAGEMENT , INC.

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Warrants (“WARRANTS”) set forth above.  Each whole Warrant, as provided in the Warrant Agreement hereinafter more fully described (the “WARRANT AGREEMENT”), entitles the holder thereof to purchase from Mines Management, Inc., a corporation incorporated under the laws of the State of Idaho (the “COMPANY”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or after the date on which the Warrants begin to trade on the Toronto Stock Exchange and before the close of business on April 19, 2012 (“EXPIRATION DATE”), one fully paid and non-assessable share of Common Stock, US$.001 par value per share, of the Company (“COMMON STOCK”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located in Golden, Colorado of Computershare Trust Company, N.A., Warrant Agent of the Company (“WARRANT AGENT”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.  Each Warrant initially entitles the holder to purchase one share of Common Stock for US$5.75.  The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, and reverse splits, to prevent dilution.  All Warrants not theretofore exercised will expire on the Expiration Date.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of April 16, 2007, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof.  The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates.  Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at Mines Management, Inc., 905 W. Riverside, Suite 311, Spokane, Washington 99201, Attention:  Chief Financial Officer.

The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

In certain cases, the sale of securities by the Company upon exercise of Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions.  The Company has agreed to use its best efforts to cause a registration statement to be effective during the term of the Warrants such that holders that exercise Warrants will receive shares of Common Stock that are not “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  However, the Company will not be required to issue securities upon the exercise of Warrants, and may suspend the exercise of any Warrant, if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would violate applicable securities laws.  During any period in which exercise of the Warrants is suspended, any Warrantholder may require the Company to purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered.  If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a)           this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b)           the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

MINES MANAGEMENT, INC.

CORPORATE

SEAL

SECRETARY	PRESIDENT

Countersigned:

WARRANT AGENT:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	— as tenants in common
TEN ENT	— as tenants by the entireties
JT TEN	— as joint tenants with rights of survivorship and not as tenants in common
COM PROP	— as community property

UNIF GIFT MIN ACT	—		Custodian
		(Cust)	(minor)

Under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT	—		Custodian
		(Cust)	(minor)

Under Uniform Gifts to Minors Act

(State)

FORM OF EXERCISE

(To be executed upon exercise of Warrant)

To:  Mines Management, Inc.

The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of Mines Management, Inc. (“Common Stock”), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier’s check in the amount of US$                        .

Please issue a certificate or certificates for such shares of Common Stock in the name of the undersigned.  If the number of shares of Common Stock purchased hereby shall not be all the shares of Common Stock purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the shares of Common Stock purchasable thereunder.

Name:
(Please Print Name and Address)

Address:

Signature(s):

Note: This above signature(s) must correspond with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

Date:

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (                                                                   )

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints                                 attorney to transfer this Warrant Certificate on the books of Mines Management, Inc. with the full power of substitution in the premises.

Dated:
Signature(s):

(Signature(s) must conform in all respects to the name of Registered
Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an eligible institution
(banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

Exhibit B